Exhibit 3.1

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AURA BIOSCIENCES, INC.

Aura Biosciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Aura Biosciences, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 13, 2009 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was Aura Biosciences, Inc.

2. This Tenth Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Ninth Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on March 17, 2021 (the “Amended and Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

3. The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is Aura Biosciences, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 and County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred and sixty million (160,000,000), of which (i) one hundred and fifty million (150,000,000) shares shall be a class designated as common stock, par value $0.00001 per share (the “Common Stock”), and (ii) ten million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.00001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

ARTICLE V

STOCKHOLDER ACTION

1. Action without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article V, Section 1.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1.
General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2.
Election of Directors. Election of Directors need not be by written ballot unless the By‑laws of the Corporation (the “By-laws”) shall so provide.

3.
Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The Class I Directors of the Corporation shall be Giovanni Mariggi, Ph.D. Raj Parekh, Ph.D. and Elisabet de los Pinos, Ph.D.; the Class II Directors of the Corporation shall be David Johnson and Karan Takhar; and the Class III Directors of the Corporation shall be Sapna Srivastava and Antony Mattessich. The Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2022, the Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2023, and the Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2024. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

Notwithstanding anything herein to the contrary, the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article IV, Section 3.

4.
Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5.
Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.
ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

Notwithstanding anything herein to the contrary, the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VII.

ARTICLE VIII

AMENDMENT OF BY-LAWS

1.
Amendment by Directors. Except as otherwise provided by law, the By‑laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2.
Amendment by Stockholders. Except as otherwise provided therein, the By‑laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.
ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Except as otherwise required by this Certificate or by law, whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class at a duly constituted meeting of stockholders called expressly for such purpose.

* * *

THIS TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this 2nd day of November, 2021.

AURA BIOSCIENCES, INC.

By:/s/ Elisabet de los Pinos

Name: Elisabet de los Pinos

Title: Chief Executive Officer and President

CERTIFICATE OF AMENDMENT

TO THE

TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AURA BIOSCIENCES, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Aura Biosciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.
The Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on January 13, 2009. A Tenth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 2, 2021 (the “Charter”). Pursuant to Section 242 of the DGCL, this Certificate of Amendment (this “Amendment”) amends certain provisions of the Charter.
2.
This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.
3.
The Charter is hereby amended by adding a new Article X to read in its entirety as follows:

“ARTICLE X.

LIMITATION OF OFFICER LIABILITY

To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article X, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

Any amendment, repeal or modification of this Article X by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”

IN WITNESS WHEREOF, this Amendment, having been duly adopted in accordance with Section 242 of the DGCL, has been duly executed by a duly authorized officer of the Corporation on this 20th day of June, 2024.

AURA BIOSCIENCES, INC.

By: /s/ Elisabet de los Pinos

Name: Elisabet de los Pinos, Ph.D.

Title: President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AURA BIOSCIENCES, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Aura Biosciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

ARTICLE X
The Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on January 13, 2009. A Tenth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 2, 2021 and amended on June 20, 2024 (as amended, the “Charter”). Pursuant to Section 242 of the DGCL, this Certificate of Amendment (this “Amendment”) amends certain provisions of the Charter.
ARTICLE XI
This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.
ARTICLE XII
The Charter is hereby amended by replacing the first paragraph of Article IV in its entirety as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is five hundred ten million (510,000,000), of which (i) five hundred million (500,000,000) shares shall be a class designated as common stock, par value $0.00001 per share (the “Common Stock”), and (ii) ten million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.00001 per share (the “Undesignated Preferred Stock”).”

IN WITNESS WHEREOF, this Amendment, having been duly adopted in accordance with Section 242 of the DGCL, has been duly executed by a duly authorized officer of the Corporation on this 5th day of August, 2026.

AURA BIOSCIENCES, INC.

By: /s/ Natalie Holles

Name: Natalie Holles

Title: Chief Executive Officer and President